EXHIBIT 3.1

SECOND AMENDED AND RESTATED BY-LAWS

OF

BIRCHTECH CORP.

(Adopted November 11, 2024)

ARTICLE I

STOCKHOLDERS

Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board and stated in the notice of meeting. The Board may, in its sole discretion, determine that stockholder meetings shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the Delaware General Corporation Law. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2. Annual Meeting. The annual meeting of the stockholders shall be held on such date and at such time and place as the Board of Directors may designate. The date, place and time of the annual meeting shall be stated in the notice of such meeting delivered to or mailed to stockholders. At such annual meeting the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. The annual meeting of the stockholders entitled to vote may be called by the Chairman, if any, the Chief Executive Officer, the President or any Vice President, the Secretary or by the Board, and shall be called by any of the foregoing at the request in writing of stockholders owning in the aggregate not less than 25% of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the meeting. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall not be more than 90 days after the request to call the special meeting is received by the Secretary of the Corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the Board has called or calls for an annual meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board) was held not more than 90 days before the request to call the special meeting was received by the Secretary of the Corporation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.

Section 4. Adjournments. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 5. Quorum. At each meeting of the stockholders, a majority of the shares of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power, by the affirmative vote of a majority in voting power thereof, to adjourn the meeting from time to time, in the manner provided in Section 4, until a quorum shall be present or represented. A quorum, once established, shall not be broken by the subsequent withdrawal of enough votes to leave less than a quorum. At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 6. Voting; Proxies. The election of directors shall be by written ballot and shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present shall be valid and binding upon the Corporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person(s) to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot.

Section 7. Notice. Written notice of any meeting of stockholders shall be given to each stockholder entitled to vote thereat, not less than ten nor more than 60 days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation.

Section 8. Inspectors of Election. The Corporation may, in advance of, or at, any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. The inspector(s) so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation present or represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation present or represented at the meeting and such inspectors’ count of all votes and ballots. Such certification shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

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Section 9. List of Stockholders Entitled to Vote. At least ten days before every meeting of the stockholders a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be prepared by the Secretary. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours at the Corporation’s headquarters or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, and shall be produced and kept at the time and place of meeting during the whole time thereof and subject to the inspection of any stockholder who may be present. The original or duplicate stock ledger shall be provided at the time and place of each meeting and shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at such meeting.

Section 10. Organization. The Chairman, or in his absence or if there is no Chairman, the Chief Executive Officer, or in his absence or if there is no Chief Executive Officer, the President, or in his absence or if there is no President, any Vice President, shall preside at meetings of the stockholders. The Secretary shall act as secretary of the meeting, or in his absence, an Assistant Secretary shall act, or if neither is present, then the presiding officer shall appoint a person to act as secretary of the meeting.

Section 11. Conduct of Meetings. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the Chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are appropriate for the proper conduct of the meeting.

Section 12. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the of Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 13. Nominations and Stockholder Business.

(a) Nominations of persons for election to the Board of the Corporation and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders (i) by or at the direction of the Board, or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving the notice provided for in paragraphs (b) and (c) of this Section 13, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 13.

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(b) In order to assure that stockholders and the Corporation have a reasonable opportunity to consider nominations and other business proposed to be brought before a meeting of stockholders and to allow for full information to be distributed to stockholders, a stockholder properly may bring nominations or other business before an annual meeting of stockholders only if the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation setting forth the information required by paragraph (c) of this Section 13, and such other business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement) not later than the close of business on the 45th day nor earlier than 120 days prior to the anniversary of the date on which the Corporation filed its definitive proxy materials (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission for the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) Such stockholder’s notice shall set forth and include:

(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (B) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (C) the information necessary for the Board to determine whether such proposed nominee qualifies as an independent director under any applicable stock exchange listing standards;

(ii) as to any other business that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, (B) the reasons for conducting such business at the meeting, and (C) a description of any substantial interest in such business of such stockholder and the beneficial owner (within the meaning of Item 5 of Schedule 14A under the Exchange Act), if any, on whose behalf the proposal is made;

(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, (B) the class and number of shares of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, and (C) a representation that the stockholder intends to be present in person or by proxy at the meeting to propose such nomination or other business;

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(iv) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination or proposal is made, as to such beneficial owner (A) the class and number of shares of the Corporation which are beneficially owned by such stockholder or beneficial owner as of the date of the notice and by each associate of the stockholder or beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of the Corporation beneficially owned by such stockholder or beneficial owner and by each such associate as of the record date for the meeting, (B) a description of any agreement, arrangement or understanding (whether or not in writing) with respect to the nomination or other business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (C) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares, regardless of whether settled in shares or cash) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, including the notional number of shares that are the subject of such agreement, arrangement or understanding, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (D) a description of any agreement, arrangement or understanding (whether or not in writing) between or among such stockholder or beneficial owner and any other person relating to acquiring, holding, voting or disposing of any shares of stock of the Corporation, including the number of shares that are the subject of such agreement, arrangement or understanding, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (E) a representation as to whether the stockholder or beneficial owner will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder; and

(v) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made, such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to paragraph (c) of this Section 13.

(d) The requirements of this Section 13 shall not apply to a stockholder if the stockholder has notified the Corporation of his or her intention to present a non-binding (precatory) stockholder proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 under the Exchange Act. With respect to any other matter proposed to be presented pursuant to and in compliance with Rule 14a-8, (i) the notice required by this Section 13 shall be considered timely if delivered within the time period specified in Rule 14a-8(e), and (ii) the person proposing to have such matter presented at the meeting shall provide the information required by paragraph (c) of this Section 13, provided that the information required by paragraph (c)(iii) of this Section 13 may be satisfied by providing the information required pursuant to Rule 14a-8(b).

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(e) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 13, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 13. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the nominees are named in the special meeting request delivered or, at any special meeting called, if the stockholder’s notice required by this Section 13 is delivered to the Secretary at the principal executive offices of the Corporation (if delivered by electronic mail or facsimile, the stockholder’s notice shall be directed to the Secretary at the electronic mail address or facsimile number, as the case may be, specified in the Corporation’s most recent proxy statement) not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and such notice sets forth the information required by paragraph (c) of this Section 13. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(f) Only those persons who are nominated in accordance with the procedures set forth in this Section 13 shall be eligible for election as directors at any meeting of stockholders. Only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 13. The Chairman of the Board or Secretary may, if the facts warrant, determine that a notice received by the Corporation relating to a nomination proposed to be made or an item of business proposed to be introduced at a meeting of stockholders does not satisfy the requirements of this Section 13 (including if the stockholder does not provide the information required under Section 13(c)(iii)(B) and 13(c)(iv)(A)-(C) to the Corporation within five business days following the record date for the meeting), and if it be so determined, shall so declare and any such nomination or other business shall not be introduced at such meeting of stockholders, notwithstanding that proxies in respect of such matters may have been received. The chairman of the meeting shall have the power and duty to determine whether a nomination or any other business brought before the meeting was made in accordance with the procedures set forth in this Section 13, and, if any nomination or other business is not in compliance with this Section 13 (including if the stockholder does not provide the information required under Section 13(c)(iii)(B) and 13(c)(iv)(A)-(C) to the Corporation within five business days following the record date for the meeting), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies in respect of such matters may have been received. Notwithstanding the foregoing provisions of this Section 13, if the stockholder (or a qualified representative of the stockholder) is not present at the meeting of stockholders to make a nomination or propose such business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote have been received by the Corporation. For purposes of this Section 13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(g) For purposes of this Section 13, “public announcement” shall mean disclosure in a press release or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of paragraph (c)(iv)(A) of this Section 13, the term “associate” shall have the meaning set forth in Rule 14a-1(a) under the Exchange Act and shares shall be treated as “beneficially owned” by a person if the person (i) beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder, or (ii) has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing) (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others, and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(h) Notwithstanding the foregoing provisions of this Section 13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 13.

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ARTICLE II

BOARD OF DIRECTORS

Section 1. Number; Election; Term. The number of directors which shall constitute the whole Board shall not be less than three (3), nor more than twelve (12), the exact number within said limits to be fixed from time to time solely by resolution of the Board, acting by the vote of not less than a majority of the directors then in office. Should the death, resignation or other removal of any non-employee director result in the failure of the requirement set forth in the preceding sentence to be met, such requirement shall not apply during the time of the vacancy caused by the death, resignation or removal of any such non-employee director. The remaining directors of the Corporation shall cause any such vacancy to be filled in accordance with these bylaws within a reasonable period of time. At the annual meeting or a special meeting at which directors are to be elected in accordance with the Corporation’s notice of meeting, directors shall be elected in accordance with the requirements of these bylaws.

Section 2. Place of Meetings; Records. The directors may hold their meetings and keep the books of the Corporation outside of the State of Delaware at such places as they may from time to time determine.

Section 3. Powers. The powers of the Corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board.

Section 4. Vacancies. If the office of any director becomes vacant for any reason or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, may choose a successor or successors or fill the newly created directorship. Any director so chosen shall hold office until the next annual election and until his successor shall be elected and qualified.

Section 5. Resignation and Removals.

(a) Any director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board. If no such specification is made, it shall be deemed effective at the pleasure of the Board. When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

(b) Except as provided in Section 141 of the Delaware General Corporation Law, at a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board, or any individual director, may be removed from office, with or without cause, and a new director or directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors.

Section 6. Regular Meetings. Regular meetings of the Board may be held without notice at such time and place either within or without the State of Delaware as shall from time to time be determined by the Board.

Section 7. Special Meetings. Special meetings of the Board may be called by the Chair of the Board, a Vice-Chair of the Board or the President and on the written request of any two directors, by the Secretary. Written notice of the time and place of all special meetings of the Board shall be delivered to each director at least 24 hours before the start of the meeting, or if sent by first class mail, at least 72 hours before the start of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat.

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Section 8. Telephonic Meetings. To the extent permitted by law, members of the Board or any committee thereof may participate in a meeting of such body through the use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participants in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

Section 9. Quorum. The presence of a majority of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

Section 10. Committees of the Board. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to this Article II.

Section 11. Action Without Meetings. Any action required or permitted to be taken at any meeting of the Board or any committee designated by such Board may be taken without a meeting, if all members of the Board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board or committee.

Section 12. Chairman of the Board of Directors and Other Board Positions Designated.

(a) The Board shall elect one of its members to be Chairman of the Board and may elect one or more Vice Chairman and, a Chairman of each committee of the Board, and such other positions as the Board may deem expedient. The Board shall fill any vacancy in the position of Chairman of the Board at such time and in such manner as the Board shall determine.

(b) The Chairman of the Board shall preside at all meetings of the stockholders and the Board, unless the Board determines otherwise. The Chairman of the Board shall perform such other duties and have such other powers as the Board shall designate from time to time.

(c) Any Vice-Chairman shall preside at meetings of the Board in the absence of the Chairman, unless the Board determines otherwise. The Vice Chair shall have such authority as specified by the Chairman, the Board or these Bylaws.

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ARTICLE III

OFFICERS

Section. 1 Positions and Election. The officers of the Corporation shall be elected annually by the Board and shall include a President, a Vice President, a Treasurer and a Secretary. The Board, in its discretion, may also elect a Chairman (who must be a director), one or more Vice Chairman (who must be directors) and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and other officers. Any two or more offices may be held by the same person.

Section 2. Term. Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer elected or appointed by the Board may be removed by the Board at any time with or without cause by the majority vote of the members of the Board then in office. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board.

Section 3. The President. The President shall have general supervision over the business of the Corporation and other duties incident to the office of President, and any other duties as may be from time to time assigned to the president by the Board and subject to the control of the Board in each case.

Section 4. Vice Presidents. Each Vice President shall have such powers and perform such duties as may be assigned to him or her from time to time by the Chairman of the Board or the President.

Section 5. Secretary. The Secretary shall attend all sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for committees when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President. The Secretary shall keep in safe custody the seal of the Corporation and have authority to affix the seal to all documents requiring it and attest to the same.

Section 6. Treasurer. The Treasurer shall have the custody of the corporate funds and securities, except as otherwise provided by the Board, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and the directors, at the regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

Section 7. Duties of Officers May be Delegated. In case any officer is absent, or for any other reason that the Board may deem sufficient, the President or the Board may delegate for the time being the powers or duties of such officer to any other officer or to any director.

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ARTICLE IV

STOCK CERTIFICATES AND THEIR TRANSFER

Section 1. Certificates Representing Shares. The shares of stock of the Corporation shall be represented by certificates; provided that the Board may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, any Vice Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

Section 2. Transfers of Stock. Transfers of stock shall be made upon the books of the Corporation: (1) upon presentation of the certificates by the registered holder in person or by duly authorized attorney, or upon presentation of proper evidence of succession, assignment or authority to transfer the stock, and upon surrender of the appropriate certificate(s), or (2) in the case of uncertificated shares, upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

Section 3. Lost, Stolen or Destroyed Certificates. The Board may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 4. Holder of Record. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE V

INDEMNIFICATION

Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative, or investigative (hereinafter a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, or agent of the Corporation (including service with respect to employee benefit plans) or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, whether the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent (hereafter an “Agent”), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any Agent as a result of the actual or deemed receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter “Expenses”); provided, however, the Corporation shall indemnify any Agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of the Corporation. The right to indemnification conferred in this Article shall be a contract right.

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ARTICLE VI

GENERAL PROVISIONS

Section 1. Offices. The address of the registered office of the Corporation in the State of Delaware shall be at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The Corporation may have other offices, both within and without the State of Delaware, as the Board of Directors of from time to time shall determine or the business of the Corporation may require.

Section 2. Seal. The seal of the Corporation shall be in such form as shall be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board.

Section 3. Fiscal Year. The fiscal year of the Corporation shall start on January 1 and end on December 31 of each year.

Section 4. Checks, Notes, Drafts, Etc. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board or by an officer or officers authorized by the Board to make such designation.

Section 5. Notice. Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws, a written waiver signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting, is not lawfully called or convened.

Section 6. Amendments. Unless otherwise provided in the Certificate of Incorporation, these Bylaws may be repealed, altered or amended or new Bylaws adopted at any meeting of the stockholders, either annual or special, by the affirmative vote of a majority of the stock entitled to vote at such meeting. The Board shall also have the authority to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors, subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board shall not make or alter any Bylaws fixing the qualifications, classifications, term of office or compensation of directors.

Section 7. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minutes books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

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